EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 149 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated November 16, 2009 which was filed as Exhibit (i) to Post-Effective Amendment No. 148.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

November 25, 2009 Boston, Massachusetts